EXHIBIT #1


R. 17 W.
R. 16 W.
380 000 FEET
400 000 FEET
MATCH LINE TO PAGE 11
420 000 FEET
114° 00'
440 000 FEET
ITHACA PEAK
TURQUOISE MOUNTAIN
WHITE EAGLE
KNIGHT HAWK
STOCKTON HILL
STOCKTON
Carbon Canyon
SILVER MOUNTAIN
Charcoal Canyon
CERBAT PEAK 5206
BULL MOUNTAIN
MAYSWELL PEAK 5161
TRANSMISSION
TELEGRAPH
CASTLE ROCK
Hackberry
Frio Dr
Canyon
Airway Ave
Beverly Ave
INSP STATION
FAP 39
93
KINGMAN
Kingman
66
EAST KINGMAN INTERCHANGE
FCA
KINGMAN CITY LIMITS
Slaughterhouse Canyon
Sawmill Canyon
NATURAL GAS COMPANY PIPELINE
EL PASO
FAP 356
STANDARD
PRESCOTT
MP 45
MC CONRICO
INSP STATION
230 KV
Conrico
Boulder
HOLY MOSES
Holy
Lookout
Boulder
PIPELINE
COMPANY
PARALLEL
Northern Ave
Gordon Dr
Jagerson Ave
Thompson Ave
BERRY
KINGMAN MUNICIPAL AIRPORT
MP 60
FAP 62
ATCHISON
TOPEKA
SANTA FE
HUALAPAI INTERCHANGE
COAXIAL
CABLE
COMPANY
MP 50
MP 55
MP 70
MP 25
MP 65

RECEIVED
B.L.M. AZ STATE OFFICE
SEP 03 1985
7:45 A.M.
PHOENIX, ARIZONA


GOLD EAGLE 1
SILVER EAGLE 1
WHITE EAGLE 3
WHITE EAGLE
GOLD EAGLE 2
GOLD EAGLE 3
GOLD EAGLE 4
UNIT ADD. 2
29
28
N
RICO ADD. 3
RICO ADD. 2
RICO ADD. 1
RICO
UNIT
NELLIE
RENO
GOLDEN MOON
O.J.R.
MOON 1
JAYNE
EAGLE'S NEST 1
EAGLE'S NEST 2
EAGLE'S NEST 3
EAGLE'S NEST 4
MARC

BOOK 1155 PAGE 597 EXHIBIT # 4